                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Oshkosh B'Gosh, Inc.
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                 ON MAY 2, 1997

To Shareholders of Oshkosh B'Gosh, Inc.

     The annual meeting of shareholders of Oshkosh B'Gosh, Inc. (the "Company") will be held at the Oshkosh Hilton & Convention Center, 1 North Main Street, Oshkosh, Wisconsin on May 2, 1997 at 10:00 a.m., to consider and act upon the following matters:

          1. The election of a Board of nine Directors.

          2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 17, 1997, is the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

     Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL NOMINEES.

                                          Steven R. Duback,
                                          Secretary

Oshkosh, Wisconsin
March 31, 1997

To aid in the early preparation of a record relative to those voting by Proxy, please indicate your voting directions, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. If you should be present at the meeting and desire to vote in person or for any other reason desire to revoke your Proxy, you may do so at any time before it is voted. If you receive both a Class A Proxy and a Class B Proxy, please sign both and return both.

PROXY STATEMENT

                              OSHKOSH B'GOSH, INC.
                                112 OTTER AVENUE
                            OSHKOSH, WISCONSIN 54901
                                 (414) 231-8800

                            SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Oshkosh B'Gosh, Inc. (the "Company") for the annual meeting of shareholders to be held on Friday, May 2, 1997. Shares represented by properly executed proxies received by the Company will be voted at the meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary or Acting Secretary of the meeting or by oral notice to the presiding officers during the meeting.

     The record date for the meeting is the close of business on March 17, 1997. At that date, there were 10,535,571 shares of Class A Common Stock and 1,260,704 shares of Class B Common Stock outstanding. Each share of Class A Common Stock entitles its holder to one vote for the election of each of two directors. Each share of Class B Common Stock entitles its holder to one vote for the election of each of seven directors. Each share of Class B Common Stock also entitles its holder to one vote concerning all other matters properly coming before the meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy.

     A majority of the shares of each class, represented in person or by proxy, constitutes a quorum. Directors to be elected by each class shall be elected by a plurality of the votes of the shares of that class present in person or represented by proxy at the meeting. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. In all other matters, the affirmative vote of the majority of the shares of Class B Common Stock present in person or represented by proxy at the meeting will be the act of the shareholders; holders of Class A Common Stock are not entitled to vote on other matters except as required by law.

     The independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as affirmative votes cast on a given matter. As a result, abstentions will have no effect with respect to the election of directors but will have the same effect as a "no" vote on other matters. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors but may not have discretion to do so with respect to any other matters. Any broker or nominee "non-votes" with respect to any matter will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matter. However, such broker "non-votes" will be counted for quorum purposes if the proxy is voted by the broker with respect to the election of directors.

     A majority of the shares of each class represented at the meeting, even if less than a majority of the outstanding stock of either or both classes, may adjourn the meeting from time to time without further notice.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.

     This proxy material is being mailed to shareholders commencing on or about March 31, 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by each director, each nominee for director, each person known to own more than 5% of either class of the Company's Common Stock, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The information is as of January 1, 1997. Although shares of Class B Common Stock are convertible into Class A Common Stock on a 1-for-1 basis, the Class A Common Stock disclosures do not include shares that would be issuable upon such conversion. Except as indicated in the footnotes such persons have sole voting and investment power of the shares beneficially owned and disclaim beneficial ownership of shares held directly by their spouses.

                                             SHARES OF CLASS A    PERCENTAGE    SHARES OF CLASS B    PERCENTAGE
                                                COMMON STOCK       OF SHARES       COMMON STOCK       OF SHARES
   NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED   OUTSTANDING   BENEFICIALLY OWNED   OUTSTANDING
   ------------------------------------      ------------------   -----------   ------------------   -----------
Banc One Corporation and subsidiaries,
including amounts owned as Trustee of the
Earl W. Wyman Trusts dated February 17,
1960 as amended ("Earl W. Wyman
Trusts")(1)................................      1,183,852           11.2%           137,254            10.9%
  100 East Broad Street
  Columbus OH 43271-0251
Stinson Capital Partners, L.P., et al......        934,700            8.9%                 0               --
  909 Montgomery Street
  Suite 400
  San Francisco CA 94133
William F. Wyman(1)(2)(3)..................         87,610            0.8%           236,292            18.7%
  1373 Waugoo Avenue
  Oshkosh WI 54901
Thomas R. Hyde(1)(2)(4)....................        125,466            1.2%           108,327             8.6%
  109 Chapin Parkway
  Buffalo NY 14209
Thomas R. Wyman(1)(2)(5)...................        297,765            2.8%           146,612            11.6%
  2896 Fond du Lac Road
  Oshkosh WI 54901
Douglas W. Hyde(1)(2)(6)...................        131,558            1.2%           151,302            12.0%
  3700 Edgewater Lane
  Oshkosh WI 54901
Michael D. Wachtel(1)(2)(7)................        135,606            1.3%           123,558             9.8%
  1030 Washington Avenue
  Oshkosh WI 54901
Joyce W. Hyde(1)(2)(8).....................         91,263            0.9%            67,799             5.4%
  1234 Washington Avenue
  Oshkosh WI 54901
Steven R. Duback(9)........................          3,585              --                 0               --
  3212 North Summit Avenue
  Milwaukee WI 53211
Orren J. Bradley(10).......................          2,813              --               119               --
  925 East Wells Street, Apt. 325
  Milwaukee WI 53202

                                             SHARES OF CLASS A    PERCENTAGE    SHARES OF CLASS B    PERCENTAGE
                                                COMMON STOCK       OF SHARES       COMMON STOCK       OF SHARES
   NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED   OUTSTANDING   BENEFICIALLY OWNED   OUTSTANDING
   ------------------------------------      ------------------   -----------   ------------------   -----------
Jerry M. Hiegel(11)........................         12,000            0.1%                 0               --
  One South Pinckney Street
  Suite 333
  Madison WI 53703
David L. Omachinski(12)....................         18,100            0.2%                 0               --
  1605 Maricopa Drive
  Oshkosh WI 54904
Stig A. Kry(13)............................          1,000              --                 0               --
  333 East 68th Street
  Apt. 2F
  New York, NY 10021
Shirley A. Dawe............................              0              --                 0               --
  119 Crescent Road
  Toronto, Ontario, Canada M4W 1T8
Barbara Widder-Lowry(14)...................         22,600            0.2%                 0               --
  1319 Bayshore Drive
  Oshkosh WI 54901
Paul A. Lowry (14).........................         20,400            0.2%                 0               --
  1319 Bayshore Drive
  Oshkosh WI 54901
All Directors and Executive Officers as a
  group
  (15 persons)(15).........................        458,517            4.3%           512,021            40.6%

---------------
 (1) The Earl W. Wyman Trust for the benefit of the Wyman family beneficially owns 247,500 shares of Class A Common Stock and 55,180 shares of Class B Common Stock, or about 2.4% and 4.4%, respectively, of such stock outstanding. Its beneficiaries are Thomas R. Wyman and his children (William F. Wyman and Ann E. Wolf). The Earl W. Wyman Trust for the benefit of the Hyde family beneficially owns 165,000 shares of Class A Common Stock and 55,180 shares of Class B Common Stock, or about 1.6% and 4.4% respectively, of such stock outstanding. Its beneficiaries are Joyce W. Hyde and her children (Douglas W. Hyde, Thomas R. Hyde, and Margaret H. Wachtel). All of the beneficiaries disclaim beneficial ownership of such shares.

 (2) Thomas R. Wyman and Shirley F. Wyman are the parents of William F. Wyman and Ann E. Wolf. Thomas R. Wyman is also the brother of Joyce W. Hyde. Joyce W. Hyde and Charles F. Hyde are the parents of Douglas W. Hyde, Thomas R. Hyde and Margaret H. Wachtel (who is the wife of Michael D. Wachtel).

 (3) William F. Wyman owns directly 83,630 shares of Class A Common Stock and 191,226 shares of Class B Common Stock, or approximately 0.8% and 15.2%, respectively, of such stock outstanding. He also owns, as sole trustee of three trusts created for the benefit of his children, 880 shares of Class A Common Stock and 19,506 shares of Class B Common Stock. The amounts shown in the table also include 25,560 shares of Class B Common Stock owned by two trusts of which he is a remainder beneficiary and 3,100 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

 (4) Thomas R. Hyde owns directly 57,530 shares of Class A Common Stock and 92,901 shares of Class B Common Stock, or approximately 0.6% and 7.4%, respectively, of such stock outstanding. He owns as sole trustee of two trusts created for the benefit of his children 17,200 shares of Class A Common Stock and 3,280 shares of Class B Common Stock. He has beneficial ownership of 19,136 shares of Class A Common Stock and 8,146 shares of Class B Common Stock held by him as custodian for his minor children, and he shares beneficial ownership of 2,800 shares of Class A Common Stock held by his spouse. In addition, he shares beneficial ownership of 4,000 shares of Class A Common Stock and 4,000 shares of Class B Common Stock owned by a trust of which he is an income beneficiary, his minor son is a remainder beneficiary and his spouse is the sole trustee. In addition, he shares beneficial ownership with his spouse of 24,800 shares of Class A Common Stock owned by a limited partnership in which he and his spouse are the sole general partners. The amounts shown in the table do not include 20,747 shares of Class A Common Stock owned by the Joyce W. Hyde Income Trust of 1987 of which he is a remainder beneficiary, as to which he disclaims beneficial ownership.

 (5) Thomas R. Wyman owns the shares listed either directly or as marital property with his wife, Shirley F. Wyman. The amount shown in the table also includes 1,000 shares of Class A Common Stock issuable pursuant to a vested stock option. The amount shown in the table does not include 3,372 shares of Class B Common Stock (less than 1% of the total number outstanding) owned by Shirley F. Wyman, or the shares owned directly by their two adult children, as to which he disclaims beneficial ownership. The table also does not include 20,000 shares of Class A Common Stock held by a trust under which Thomas R. Wyman and Shirley F. Wyman are income beneficiaries. They disclaim beneficial ownership of those shares.

 (6) Douglas W. Hyde owns directly 68,325 shares of Class A Common Stock and 138,657 shares of Class B Common Stock, or approximately 0.7% and 11.0%, respectively, of the total number of such shares outstanding. He also owns as sole trustee of two trusts created for the benefit of his children 13,500 shares of Class A Common Stock and 3,280 shares of Class B Common Stock. In addition, he shares beneficial ownership of 35,283 shares of Class A Common Stock and 9,365 shares of Class B Common Stock owned directly by his spouse, held by his spouse as trustee for the benefit of his children and held by him as custodian for his minor children. The amounts shown in the table also include 14,450 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table do not include 16,635 shares of Class A Common Stock and 2,445 shares of Class B Common Stock owned by a trust of which he is the income beneficiary and his minor daughter is the remainder beneficiary, or 20,747 shares of Class A Common Stock owned by the Joyce W. Hyde Income Trust of 1987 of which he is a remainder beneficiary, as to which he disclaims beneficial ownership.

 (7) Michael D. Wachtel owns directly 13,710 shares of Class A Common Stock and 1,710 shares of Class B Common Stock, or approximately 0.1% of the outstanding shares of each class. He owns an additional 10,118 shares of Class B Common Stock as sole trustee of two trusts created for the benefit of his children. In addition, he shares beneficial ownership of 96,346 shares of Class A Common Stock and 108,450 shares of Class B Common Stock owned directly by his spouse and held by his wife as custodian for their minor children and 13,500 shares of Class A Common Stock and 3,280 shares of Class B Common Stock owned by his spouse as sole trustee of two trusts created for the benefit of their children. The amounts shown in the table also include 12,050 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table do not include 12,681 shares of Class A Common Stock and 29,083 shares of Class B Common Stock owned by two trusts of which his spouse is the income beneficiary and his minor children are remainder beneficiaries, respectively, or 20,747 shares of Class A Common Stock owned by the Joyce
     W. Hyde Income Trust of 1987 of which his wife is a remainder beneficiary, as to which he disclaims beneficial ownership.

 (8) Joyce W. Hyde and her husband own a total of 129,162 shares of Class A Common Stock and 124,304 shares of Class B Common Stock, or about 1.2% and 9.9%, respectively, of the outstanding shares, all as marital property, but she has voting and dispositive power with respect to the amounts shown in the table. The amounts shown in the table do not include the shares owned directly or indirectly by their three adult children, as to which she disclaims beneficial ownership. The table also does not include 62,240 shares of Class A Common Stock held by the Joyce W. Hyde Income Trust of 1987, under which she is the income beneficiary, but disclaims beneficial ownership.

 (9) Steven R. Duback owns 1,185 shares of Class A Common stock directly and 400 shares as custodian for one of his children. The amount shown in the table also includes 2,000 shares of Class A Common Stock issuable pursuant to a vested stock option.

(10) Orren J. Bradley owns 813 shares of Class A Common Stock directly. The amount shown in the table also includes 2,000 shares of Class A Common Stock issuable pursuant to a vested stock option.

(11) The shares listed include 10,000 owned by a trust of which Mr. Hiegel is the primary beneficiary. Mr. Hiegel has the right to amend or revoke the trust at any time. The amount shown in the table also includes 2,000 shares of Class A Common Stock issuable pursuant to a vested stock option.

(12) David L. Omachinski owns 12,000 shares of Class A Common Stock directly. The amount shown in the table also includes 6,100 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(13) The shares consist of Class A Common Stock issuable pursuant to a vested stock option.

(14) Barbara Widder-Lowry and Paul A. Lowry (who are spouses) each own 15,000 shares of Class A Common Stock directly. The amounts shown in the table also include 7,600 shares and 5,400 shares of Class A Common Stock issuable to each of them, respectively, pursuant to the vested portion of employee stock options.

(15) The amounts shown in the table include 74,175 shares of Class A Common Stock issuable to directors and executive officers pursuant to the vested portions of stock options, but do not include amounts owned by the Earl W. Wyman Trusts described in Note 1, above.

     The descendents of Earl W. Wyman, their spouses and trusts of which they are beneficiaries (the "Wyman/Hyde Group," including, among others, Thomas R. Hyde, Joyce W. Hyde, Douglas W. Hyde, Michael D. Wachtel, Margaret H. Wachtel, the Earl W. Wyman Trusts, Thomas R. Wyman and William F. Wyman) own a total of 1,823,188 shares of Class A Common Stock (approximately 17.3% of the outstanding shares) and 1,035,655 shares of Class B Common Stock (approximately 82.2% of the outstanding shares). Each member of the Wyman/Hyde Group is subject to a cross purchase agreement pursuant to which his or her Class B Common Stock generally may not be transferred except to a spouse or descendant (or a trust for their benefit) unless the shares first have been offered to the other members of the Wyman/Hyde Group.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any person holding more than 10% of any class of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file the reports on or before these dates not previously reported. To the Company's knowledge, all of these filing requirements were satisfied.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Information regarding the nominees for whom the shares represented by proxies will be voted for election as directors is set forth in the following table. Proxies for Class A Common Stock will be voted to elect Orren J. Bradley and Jerry M. Hiegel as directors, and proxies for Class B Common Stock will be voted to elect Douglas W. Hyde, Michael D. Wachtel, William F. Wyman, Steven R. Duback, David L. Omachinski, Stig A. Kry and Shirley A. Dawe, as directors. Ms. Judith Pyle, a director of the Company since 1989, resigned during 1996 and therefore is not a nominee for reelection. In the unforeseen event that any nominee will be unable or unwilling to serve, proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

     The nominees for Directors are:

                                                   PRINCIPAL OCCUPATION
                                                       AND BUSINESS                      DIRECTOR
            NAME              AGE                       EXPERIENCE                        SINCE
            ----              ---                  --------------------                  --------
                     NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS B SHARES
Douglas W. Hyde.............  46    Chairman of the Board (since May, 1994), President    1988
                                    (since 1991) and Chief Executive Officer (since
                                    1992); prior thereto Mr. Hyde served as Senior Vice
                                    President -- Marketing (since 1989); Vice President
                                    -- Merchandising (since 1983); and as Director of
                                    Sportswear Merchandising (since 1979); joined the
                                    Company in 1975.
Michael D. Wachtel..........  43    Executive Vice President (since 1991), Chief          1988
                                    Operating Officer (since 1992) and Assistant
                                    Secretary (since 1990); prior thereto Mr. Wachtel
                                    served as Senior Vice President -- Operations
                                    (since 1986); and as Director of Operations (since
                                    1984) and as Administrative Assistant to the
                                    President; joined the Company in 1978.
William F. Wyman............  38    Vice President-Domestic Licensing (since 1993).       1996
                                    Prior thereto he was Director of Licensed Products
                                    (since 1991) and Manager of Retail Development
                                    (since 1990); joined the Company in 1981.
Steven R. Duback(1).........  52    Partner, Quarles & Brady (law firm), Milwaukee        1981
                                    (joined the firm in 1969); Secretary of the Company
                                    (since 1981).
David L. Omachinski.........  45    Vice President -- Finance, Chief Financial Officer    1994
                                    and Treasurer (since 1993). Joined the Company in
                                    1993. Prior thereto (since 1980) Mr. Omachinski was
                                    a shareholder of Schumaker, Romenesko & Associates,
                                    S.C. (since 1992 Mr. Omachinski was the Executive
                                    Vice President and Chief Operating Officer thereof)
                                    which served as the Company's independent public
                                    accountants. Mr. Omachinski is also a director of
                                    OSB Financial Corp.
Stig A. Kry.................  68    Retired. From 1957 to 1993 Mr. Kry was a management   1996
                                    consultant with Kurt Salmon Associates, Inc. Mr.
                                    Kry is also a director of Dominion Textile, Inc.,
                                    Guilford Mills, Inc. and Paul Harris Stores, Inc.

---------------


(1) Quarles & Brady, of which Mr. Duback is a partner, has performed legal services for the Company for many years.


                                                PRINICPAL OCCUPATION
                                                    AND BUSINESS                       DIRECTOR
           NAME               AGE                    EXPERIENCE                          SINCE
           ----               ---               ---------------------                  ---------
Shirley A. Dawe.............  50    President of Shirley Dawe Associates, Inc., (a         New
                                    Toronto based consumer goods marketing and           Nominee
                                    merchandising consulting group) since 1986. Ms.
                                    Dawe also spends a substantial portion of her time
                                    fulfilling her responsibilities as a director of
                                    various companies, including Moore Corp., Ltd.,
                                    National Bank of Canada, Dominion Textile Inc. and
                                    Silcorp. Ltd.
                     NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS A SHARES
Jerry M. Hiegel.............  70    Chairman of the Hiegel Group, Inc. (a private         1992
                                    investment firm) since 1987. Prior thereto Mr.
                                    Hiegel was Executive Vice President of General
                                    Foods Corporation (a diversified food manufacturer)
                                    (since 1982); Chairman (since 1984), President and
                                    CEO (since 1980), and President (since 1977) of
                                    Oscar Mayer Foods Corporation (food manufacturer
                                    specializing in packaged meats). Mr. Hiegel is also
                                    a director of Firstar Corporation.
Orren J. Bradley............  72    Retired; prior to 1992, President of Metro            1988
                                    Milwaukee, Inc. (a community based organization to
                                    promote tourism) (since 1990); prior thereto he was
                                    Senior Vice-President of Laub Group, Inc.
                                    (independent insurance agents) (since 1985); prior
                                    thereto Mr. Bradley was Chairman and CEO of Boston
                                    Store. Mr. Bradley is also a director of Stokely,
                                    USA, Inc.

Each director attended 75% or more of the meetings of the Board and committees of which he or she is a member held during 1996. The nominating committee currently consists of Messrs. Duback (chair), Bradley, Hyde, W. Wyman and Kry. The executive committee consists of Messrs. Hyde (chair), Bradley, Wachtel and Omachinski. The compensation committee consists of Messrs. Hiegel (chair) and Bradley. The audit committee consists of Messrs. Bradley (chair), Hiegel and Hyde. The Retirement Plan Committee consists of Messrs. Wachtel (chair), Omachinski and Hyde.

EXECUTIVE OFFICERS

     Information concerning those continuing executive officers of the Company who are not directors or nominees for director is set forth in the following table.

             NAME                AGE                     POSITION AND EXPERIENCE
             ----                ---                     -----------------------
Clifford J. Thompson...........  51    Senior Vice President -- Operations (since December, 1994).
                                       Prior thereto he was Vice President -- Operations at Liberty
                                       Trouser Company (since 1993); Chief Operating Officer,
                                       Corporate Vice President of Gitano Manufacturing Group
                                       (since 1991); Vice President of Domestic Manufacturing at
                                       Espirit de Corp. (since 1989).
Donald M. Carlson..............  61    Vice President -- Human Resources (since 1990). Prior
                                       thereto Mr. Carlson was Director of Organizational
                                       Effectiveness and Training for General Dynamics Corp. (an
                                       aerospace and defense manufacturer) (since 1959).
Jon C. Dell'Antonia............  55    Vice President -- Management Information Systems (since
                                       1990). Prior thereto Mr. Dell'Antonia served in a similar
                                       capacity for Coleman Co. (a manufacturer of outdoor
                                       recreational products) (since 1982).
Paul A. Lowry..................  45    Vice President -- Corporate Retail (since 1994). Prior
                                       thereto he was Vice President Store/Operations for Essex
                                       Outfitters, Inc. (since 1991).

             NAME                AGE                     POSITION AND EXPERIENCE
             ----                ---                     -----------------------
Barbara Widder-Lowry...........  46    Vice President -- Children's Wear Product Development (since
                                       1994). Prior thereto she was an executive officer of Essex
                                       Outfitters, Inc. (since 1990).
Kenneth H. Masters.............  55    Vice President -- Manufacturing (since May, 1994). Prior
                                       thereto he was Assistant Vice President -- Manufacturing
                                       (since 1983); joined the Company in 1962.
Gary D. Brock..................  48    Vice President-Sales, Children's Wear (since November,
                                       1995). Prior to that date he served as National Sales
                                       Manager (since 1993) or as a Regional Sales Manager for the
                                       Company (since 1990).

     Douglas W. Hyde is the brother-in-law of Michael D. Wachtel and the cousin of William F. Wyman. Paul A. Lowry and Barbara Widder-Lowry are spouses. There are no other family relationships among the executive officers, directors and nominees.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows compensation paid by the Company for services rendered to the Company during its fiscal year ended December 31, 1996, to the five most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                    --------------------------------   -----------------------------------
                                                                              AWARDS
                                                                       --------------------
                                                                       RESTRICTED              LONG-TERM
                                                        OTHER ANNUAL     STOCK                 INCENTIVE      ALL OTHER
                                    SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS   PLAN PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)        ($)(1)         ($)         (#)         ($)           ($)(2)
---------------------------  ----   ------     -----    ------------   ----------   -------   ------------   ------------
Douglas W. Hyde............  1996   322,000    51,638       --             0        16,400         0             30,382
President and Chief          1995   309,000   187,275       --             0        20,700         0             29,865
Executive Officer            1994   300,000    46,061       --             0             0         0             24,458
Michael D. Wachtel.........  1996   268,000    42,978       --             0        13,600         0             25,587
Executive Vice President     1995   257,500   156,063       --             0        17,300         0             24,861
and Chief Operating Officer  1994   250,000    38,636       --             0             0         0             20,918
David L. Omachinski........  1996   171,500    36,449       --             0        10,000         0             15,969
Vice President -- Finance,   1995   164,800    80,575       --             0         7,200         0             18,079
CFO and Treasurer            1994   160,000    43,387       --             0             0         0              1,695
Barbara Widder-Lowry.......  1996   226,100    28,246       --             0        12,000         0             19,698
Vice President --            1995   215,250    84,612       --             0         9,200         0             21,696
Children's Wear Product      1994   228,258    17,668       --             0             0         0          2,258,819
Development
Paul A. Lowry..............  1996   165,400    69,752       --             0         8,000         0             15,397
Vice President --            1995   157,500    73,464       --             0         6,800         0             15,481
Corporate Retail             1994   159,307    15,918       --             0             0         0              9,930

-------------------------
(1) For 1996, 1995 and 1994 other annual compensation did not exceed the lesser of $50,000 or 10% of such executive officer's salary.

(2) The Company's contributions to the named individual's accounts in its Profit Sharing Plans for 1996, 1995 and 1994 were $8,802, $12,000, and $9,750 for
    Mr. Hyde, $9,070, $12,000 and $9,750 for Mr. Wachtel, $8,829, $12,000, and
    N/A for Mr. Omachinski, $8,965, $12,000, and $9,750 for Ms. Widder-Lowry and $8,813, $12,000, and $8,322 for Mr. Lowry. The Company's contributions to the same individuals' accounts for the same years in the defined contribution portion of the Excess Benefit Plan were $20,119, $16,405 and $13,248 for Mr. Hyde, $15,347, $11,691 and $9,998 for Mr. Wachtel, $5,716,
    $4,655 and N/A for Mr. Omachinski, $9,000, $7,963 and $1,336 for Ms.
    Widder-Lowry and $4,976, $1,873 and N/A for Mr. Lowry. Premiums paid by the Company on a term life insurance policy covering Mr. Hyde for each of 1996, 1995 and 1994 were $1,460; premiums for each of the same years for Mr. Wachtel were $1,170; premiums for each of the same years for Mr. Omachinski were $1,424, $1,424 and $1,695, respectively; premiums for each of the same years for Ms. Widder-Lowry were $1,733, and premiums for each of the same years for Mr. Lowry were $1,608.

    The 1994 amount for Ms. Widder-Lowry includes 20,000 shares of Class A Common Stock and a cash payment of $2,050,000, both provided in settlement for cancellation of her long-term employment agreement with Essex Outfitters, Inc., a subsidiary of the Company, in connection with the merger of Essex Outfitters, Inc. into the Company in 1994. That contract had provided for continued employment and annual bonuses through April 5, 1997. Effective May 1, 1994, Ms. Widder-Lowry and Mr. Lowry entered into new employment contracts with the Company that provide for employment through

    April 30, 1999. The new contracts provided for an initial base salary of $205,000 and $150,000, respectively, with annual increases of 5% or such greater amount as may be approved by the Board of Directors, and provide that they will participate in the Management Incentive Compensation Plan described in the "Compensation Committee Report on Executive Compensation" below. The contracts also provide that, in the event Ms. Widder-Lowry's employment or Mr. Lowry's employment is terminated by the Company prior to April 30, 1999 for any reason other than cause (as defined in the contracts), death or disability, they shall be entitled to receive monthly severance payments of $23,917 and $17,500, respectively, until April 30, 1999.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants during 1996 to the named executive officers. No SARs were granted in 1996. These grants comprise the stock incentive component of the executives' 1996 compensation.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                       % OF TOTAL
                                                      OPTIONS/SARS
                                                       GRANTED TO     EXERCISE OR                 GRANT DATE
                                     OPTIONS/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION   PRESENT VALUE
               NAME                  GRANTED(1)(#)   FISCAL YEAR(2)     ($/SH)         DATE         ($)(3)
               ----                  -------------   --------------   -----------   ----------   -------------
Douglas W. Hyde....................      16,400          10.4%          $15.75       2/12/06        $83,968
Michael D. Wachtel.................      13,600           8.6%           15.75       2/12/06         69,632
David L. Omachinski................      10,000           6.3%           15.75       2/12/06         51,200
Barbara Widder-Lowry...............      12,000           7.6%           15.75       2/12/06         61,440
Paul A. Lowry......................       8,000           5.1%           15.75       2/12/06         40,960

-------------------------
(1) Consists entirely of nonqualified stock options granted pursuant to the Oshkosh B'Gosh, Inc. 1994 Incentive Stock Plan (the "1994 Plan"). Each of these options vests in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of the grant. Unless earlier terminated, these options expire ten years after the date of the grant.

(2) Based on stock option grants made to employees during 1996 for 157,500 shares of Class A Common Stock.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The ultimate values of the options will depend on the future market price of the Company's Class A Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Common Stock over the exercise price on the date the option is exercised. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include an exercise price on the option of $15.75 (the fair market value of the underlying stock on the date of grant); an option term of ten years; an interest rate of 5.81% (the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term); volatility of 40.9 percent (calculated using the Company's daily stock prices for the one-year period prior to the grant date); dividends at the rate of $0.28 per share (the annualized dividends paid with respect to a share of Class A Common Stock at the date of grant); and reductions of approximately 19 percent to reflect the probability of forfeiture due to termination prior to vesting, and approximately 14 percent to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                                  OPTION/SAR VALUE

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                              OPTIONS/SARS AT FISCAL             OPTIONS/SARS AT
                               SHARES          VALUE               YEAR-END(#)                  FISCAL YEAR-END(1)
                             ACQUIRED ON     REALIZED      ----------------------------    ----------------------------
           NAME              EXERCISE(#)    EXERCISE(#)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----              -----------    -----------    -----------    -------------    -----------    -------------
Douglas W. Hyde............       0              0            5,175          31,925          $3,881          $11,643
Michael D. Wachtel.........       0              0            4,325          26,575           3,244            9,732
David L. Omachinski........       0              0            1,800          15,400           1,350            4,050
Barbara Widder-Lowry.......       0              0            2,300          18,900           1,725            5,175
Paul A. Lowry..............       0              0            1,700          13,100           1,275            3,825

-------------------------
(1) Based on the closing price of the Company's Class A Common Stock at the end of the fiscal year of $15.25 per share.

PENSION PLANS

     The Company maintains a qualified Pension Plan and an unfunded Excess Benefit Plan that provides to participant's pension benefits that they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and years of service classifications under the qualified Pension Plan, including amounts payable under the Excess Benefit Plan.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE
AVERAGE ANNUAL   ---------------------------------------------------
 REMUNERATION      15         20         25         30         35
--------------   -------   --------   --------   --------   --------
   $100,000      $15,000   $ 20,000   $ 25,000   $ 30,000   $ 35,000
    150,000       22,500     30,000     37,500     45,000     52,500
    200,000       30,000     40,000     50,000     60,000     70,000
    250,000       37,500     50,000     62,500     75,000     87,500
    300,000       45,000     60,000     75,000     90,000    105,000
    350,000       52,500     70,000     87,500    105,000    122,500
    400,000       60,000     80,000    100,000    120,000    140,000
    500,000       75,000    100,000    125,000    150,000    175,000

     Under the Company's qualified Pension Plan and Excess Benefit Plan a non-union employee generally is entitled to receive upon retirement at age 65 a lifetime monthly benefit equal to 1% of his or her highest five consecutive year average monthly compensation (including salary and bonuses as shown in the Summary Compensation Table) multiplied by the number of years in which he or she completed at least 1,000 hours of service, or certain actuarial equivalent benefits. An employee who has reached age 60 and completed five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits, and pre-retirement death benefits equal to the actuarial equivalent value of a participant's accrued pension benefits. Benefit amounts are not subject to any reduction for Social Security benefits. The current years of credited service of Messrs. Hyde, Wachtel, Omachinski and Lowry and Ms. Widder-Lowry are 21, 19, 3, 3 and 3, respectively. The currently applicable final five year average compensation covered by the Pension Plan and Excess Benefits Plan to Messrs. Hyde, Wachtel, Omachinski, Lowry and Ms. Widder-Lowry are $336,964, $295,667, $203,819, $190,530 and $262,837.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL OVERVIEW OF EXECUTIVE COMPENSATION AND COMPENSATION COMMITTEE PHILOSOPHY

     The Compensation Committee recommends executive compensation levels for the Company's executive officers. Its recommendations were approved by the Board in 1996 without change. Salaries, annual cash incentive bonus award opportunities and related performance criteria are determined and established at the beginning of the calendar year with respect to which the salaries and the incentive cash bonuses are payable. The incentive bonuses are awarded as part of what is called the Management Incentive Compensation Plan. In addition, the Committee makes annual grants of nonqualified stock options to employees who are in a position to make an impact on the long-term overall performance of the Company.

     The philosophical basis for the salary amounts, the incentive bonus opportunities under the Management Incentive Compensation Plan, and the stock option awards is twofold: first, to provide compensation which is competitive in the marketplace; and second, to create a mix of compensation elements which will provide incentives to focus on both short-term and long-term goals.

BASE SALARY

     Base salaries of the executive officers are based primarily on an analysis of competitive market data for positions with similar duties and responsibilities and to a lesser extent on the judgment of the Committee regarding the individual's duties, responsibilities and skills.

     As in past years, the Committee analyzed market salary data provided by Hewitt Associates and others. Generally speaking, the salaries recommended by the Committee for 1996 reflected a 4% increase over 1995 with the result then being tested against the market salary data. With the exception of the CEO and those persons whose base salary is determined by employment contract, the result of the 4% increase was very close to the market salary data provided by Hewitt with the result in each case being within a range of plus or minus 10% of the market. The CEO's recommended salary was at 82% of the market primarily because he and the COO function in many ways as co-chief executives; their aggregate recommended salaries were at 89% of the market.

ANNUAL CASH INCENTIVE BONUS UNDER THE MANAGEMENT INCENTIVE COMPENSATION PLAN

     Annual cash incentive bonuses for executive officers under the Management Incentive Compensation Plan are based on the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the company, the achievement of predetermined performance goals relating to the functional area of the company's operations for which the individual has responsibility, and a year-end subjective evaluation of the individual's overall performance during the past year.

     Various performance goals were established for each executive officer, and each officer was given an opportunity to earn a bonus, defined as a percentage of his base salary, for achievement of these goals at various levels: minimum, target and maximum. For the CEO and COO, if achievement of performance goals is at "target" the bonus earned is 47% of base salary, if at "minimum" the bonus is 24% of base salary, and if at or better than "maximum" the bonus is 71% of base salary. For all other executive officers the target bonus percentages ranged from 25% to 40% of salary, the minimum percentages ranged from 13% to 20% of salary, and the maximum percentages ranged from 38% to 60% of salary. If performance falls below "minimum," no bonus is paid.

     Except for the CEO and COO, the performance goals included three basic components for each officer: (1) a "Corporate" component measured 30% by company sales and 70% by pre-tax earnings; (2) a "Responsibility Area" component based on predefined goals related specifically to the functional area of the Company's business for which the particular officer is responsible; and (3) an "Individual Evaluation" component based on a subjective year-end evaluation of the officer's overall performance by the person to whom the officer reports (or by the Compensation Committee in the case of the CEO and the COO). The performance goals for the CEO and COO included only two components: a "Corporate" component (85% of the potential bonus), and an "Individual Evaluation" component (15% of the potential bonus).

     The selection, weighting and sizing of the various components of the incentive bonus plan were determined by the Committee based on a combination of factors including: advice it received from Hewitt Associates; the Committee's belief that the "Corporate" component of the total potential bonus ought to be a higher percentage for those who are in the position to have the greatest impact on the overall financial performance of the Company; the Committee's belief that for officers other than the CEO and COO, the potential bonus ought to reflect, to a significant degree, achievement or lack thereof in specific functional areas for which the individual has responsibility; the Committee's belief that some portion of the bonus (15%) ought to be based on a subjective year-end evaluation of the individual's overall performance; and finally a comparison of aggregate compensation (including base salary plus incentive bonus at target level) with the market data described above under "Base Salary."

LONG-TERM STOCK INCENTIVES

     The Committee views stock based compensation as an important incentive component of the Company's overall compensation package. The Committee believes that stock based compensation serves the important purposes of (a) aligning executive compensation with the creation of shareholder value by rewarding performance based on increases in the value of the Company's stock and by providing executives with an ownership perspective, (b) focusing executives on long-term performance, and (c) providing a balance between short-term and long-term perspective. It also believes that stock based compensation will assist the Company in attracting qualified employees and building long-term relationships with existing employees.

     In February of 1996, nonqualified stock options to purchase a total of 65,500 shares of the Company's Class A Common Stock were granted to executive officers of the Company under the Oshkosh B'Gosh, Inc. 1994 Incentive Stock Plan. The options vest in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of grant, thus serving to focus the optionee's attention on managing the Company from the perspective of an owner with an equity stake in the Company.

     The size of the stock option awards was based on the Committee's belief that generally speaking the size should be in direct proportion to an individual's capacity, based on his or her job function and capabilities, to affect the long-term performance of the Company. Award size was in some cases also based on the Committee's judgment about the relative importance of the long-term retention of a particular individual's services. For the CEO and COO, the number of shares granted was that number equal to 90% of 1995 base salary divided by the per share market value on the date of grant, rounded up to the nearest multiple of 100 shares. For the other executive officers, the number of shares granted ranged from about 50% to about 100% of 1995 base salary, with an average of about 66%. The Committee presently anticipates that stock option awards will be made annually to the executive officers as well as to other key employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Douglas W. Hyde was the President and CEO of the Company during 1996. His total 1996 cash compensation was $373,638, consisting of $322,000 of base salary and $51,638 of incentive bonus. His base salary was based partly upon market data, partly upon the Committee's subjective evaluation of his individual skills and responsibilities, and partly upon the fact that he and the COO function in many ways as co-chief executives. With respect to his incentive bonus (47% of base salary at "target"), the Committee believed that a high percentage (85%) of his potential total bonus should be based upon the overall financial performance of the Company as measured by its 1996 net sales and pre-tax earnings, because the CEO's primary responsibility is to achieve results in these areas of overall Company performance. As it turned out, the bonus component based on 1996 net sales was achieved at above "minimum" but below "target", and the bonus component based on 1996 pre-tax earnings did not reach the "minimum" achievement level and therefore resulted in no bonus for the pre-tax earnings bonus component. The other 15% of his potential bonus (the "Individual Evaluation" component) was judged by the Committee to have been achieved at the level of "good" based on the Committee's determination that although the Company's 1996 net sales and net earnings were below "plan," Mr. Hyde (together with Mr. Wachtel) had made and implemented some difficult strategic decisions designed to improve long-term financial performance even though such decisions had in some cases adversely affected short-term financial results. These decisions included (a) the continued implementation of a worldwide sourcing capability; (b) a major repositioning of the Company's men's wear business; and (c) steps to control and better manage the distribution channels within which the Company's products are sold with a view to preserving and improving the long-term best interests of the equity in the OshKosh B'Gosh brand. The number of options granted to Mr. Hyde under the 1994 Stock Incentive Plan was determined as described above for executive officers of the Company.

SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct compensation in excess of $1 million paid in a taxable year to the Chief Executive Officer or to any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee's intent to take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy. Accordingly, the Oshkosh B'Gosh, Inc. 1994 Stock Incentive Plan, as adopted by the Board of Directors and approved at the 1995 Annual Meeting of Shareholders, fulfills the requirements for treatment as qualified performance-based compensation.

                                          Compensation Committee
                                          Jerry M. Hiegel
                                          Orren J. Bradley

DIRECTORS' COMPENSATION

     Each outside director of the Company (currently Messrs. Duback, Bradley, Hiegel and Kry) is entitled to receive $1,000 for each directors meeting attended either in person or by telephone conference lasting one hour or more; $600 for meetings by telephone conference up to one hour in length; $800 for each committee meeting attended in person, but not held on the same day as a regularly scheduled board meeting or in which participation is by telephone conference call lasting one hour or more; and $600 for any other committee meetings attended, plus travel expenses to and from the meeting. In addition, each outside director is entitled to receive a fee of $1,500 per month. During 1996, Messrs. C. Hyde, T. Wyman, Duback, Bradley, Hiegel and Kry and Ms. Pyle received director's fees of $7,850, $7,850, $22,800, $23,600, $23,000, $14,350 and $18,950, respectively. Directors also receive an annual option grant covering 3,000 shares of Class A Common Stock (1,000 shares for 1996 and prior years) with an exercise price equal to the market value on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee includes Mr. Bradley and Mr. Hiegel (chair). There are no Compensation Committee interlocks.

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN (TSR),*
                 OSHKOSH B'GOSH, INC., S&P 500 STOCK INDEX, AND
                    S&P TEXTILE-APPAREL MANUFACTURERS GROUP

         MEASUREMENT PERIOD                     OSHKOSH           S&P 500         S&P TEXTILES
        (FISCAL YEAR COVERED)                    B'GOSH
12/91                                            100.00            100.00            100.00
12/92                                             72.91            107.61            106.46
12/93                                             67.31            118.41             80.51
12/94                                             49.61            120.01             78.87
12/95                                             63.11            164.95             88.57
12/96                                             55.96            202.73            121.68

                ----------------------------------------------------------------

                       OSHKOSH                               S&P
        DATE           B'GOSH            S&P 500           TEXTILE
------------------------------------------------------------------
December 1991          $100.00           $100.00           $100.00
December 1992          $ 72.91           $107.61           $106.46
December 1993          $ 67.31           $118.41           $ 80.51
December 1994          $ 49.61           $120.01           $ 78.87
December 1995          $ 63.11           $164.95           $ 88.57
December 1996          $ 55.96           $202.73           $121.68
------------------------------------------------------------------

* Total shareholder return assumes $100 invested December 31,
  1991 and reinvestment of dividends on a quarterly basis.

                            INDEPENDENT ACCOUNTANTS

     The Company engaged Ernst & Young as the independent public accountants to audit the Company's financial statements for the fiscal year ended December 31, 1996. No change of independent public accountants is contemplated during 1997.

     Representatives from Ernst & Young are expected to be present at the meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

                                 OTHER MATTERS

     The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting and any adjournment thereof.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company no later than November 25, 1997 in order to be considered for inclusion in next year's annual meeting proxy statement.

                                          By order of the Board of Directors

                                          Douglas W. Hyde, Chairman

     A copy (without exhibits) of the Company's Form 10-K annual report to the Securities and Exchange Commission for the fiscal year ended December 31, 1996 will be provided without charge to each record or beneficial owner of the Company's Class A Common Stock or Class B Common Stock as of March 17, 1997 on the written request of such person directed to: David L. Omachinski, Vice President -- Finance, Oshkosh B'Gosh, Inc., 112 Otter Avenue, P.O. Box 300, Oshkosh, Wisconsin 54902.

Oshkosh, Wisconsin
March 31, 1997

                              OSHKOSH B'GOSH, INC.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


          [                                                         ]





THE BOARD OF DIRECTORS RECOMMENDS                                             For All
A VOTE "FOR" BOTH NOMINEES                                     For  Withheld  Except nominee(s) written in below

(1) ELECTION OF DIRECTORS                                      [ ]    [ ]      [ ]


     Nominees: Orren J. Bradley and Jerry M. Hiegel as directors elected by holders of Class A Common Stock
     (except as marked to the contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:


     ----------------------------------------------------
                                                                                   Dated ,                             1997
                                                                                           ----------------------------

                                                                                  ----------------------------------------------
                                                                                  (Please sign exactly as name appears at left.)

                                                                                  ----------------------------------------------

                                                                                  (If stock is owned by more than one person, all
                                                                                  owners should sign. Persons signing as executors,
                                                                                  administrators, trustees or in similar
                                                                                  capacities should so indicate.)



CLASS A COMMON                                                                                                        CLASS A COMMON
STOCK PROXY                                                                                                              STOCK PROXY

                                                       OSHKOSH B'GOSH, INC.

                                     Revocable Proxy for 1997 Annual Meeting of Shareholders
                                                       Class A Common Stock

                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Douglas W. Hyde and Michael D.  Wachtel and each of them proxies, with full power of substitution to vote all shares of Class A Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of
Oshkosh B'Gosh, Inc. (the "Company") to be held at the Oshkosh Hilton & Convention Center, 1 North Main Street, Oshkosh, Wisconsin
at 10:00 a.m. on Friday, May 2, 1997, or at any adjournment thereof as follows, hereby revoking any proxy previously given:

        Shares represented by this proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL
BE VOTED "FOR" THE ELECTION OF THE NOMINEES.



                                           (Continued and to be signed on reverse side)


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
                                                       OSHKOSH B'GOSH, INC.

                        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]


[                                                                                                                               ]





THE BOARD OF DIRECTORS RECOMMENDS                            For All
A VOTE "FOR" ALL NOMINEES                     For  Withheld  Except nominee(s) written in below
                                              [ ]     [ ]       [ ]
(1) ELECTION OF DIRECTORS                                          ----------------------------   (2) In their discretion on such
                                                                                                      other matters as may
    Nominees: Douglas W. Hyde, Michael D. Wachtel,                                                    properly come before the
    William F. Wyman, Steven R. Duback, David L.                                                      meeting or any adjournment
    Omachinski, Stig A. Kry and Shirley A. Dawe                                                       thereof; all as set out in
    as directors elected by holders of Class B                                                        the Notice and Proxy
    Common Stock                                                                                      Statement relating to the
    (except as marked to the contrary below)                                                          meeting, receipt of which
                                                                                                      are hereby acknowledged.




                                                                                     Dated ,                                  1997
                                                                                            ----------------------------------


                                                                                     ----------------------------------------------
                                                                                     (Please sign exactly as name appears at left.)


                                                                                     ----------------------------------------------
                                                                                    (If stock is owned by more than one person, all
                                                                                    owners should sign. Persons signing as
                                                                                    executors, administrators, trustees or in
                                                                                    similar capacities should so indicate.)


CLASS B COMMON                                                                                                        CLASS B COMMON
STOCK PROXY                                                                                                              STOCK PROXY

                                                       OSHKOSH B'GOSH, INC.

                                     REVOCABLE PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

                                                       CLASS B COMMON STOCK

        The undersigned hereby appoints Douglas W. Hyde and Michael D.  Wachtel and each of them, proxies, with full power of substitution to vote all shares of Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of
    Shareholders of Oshkosh B'Gosh, Inc. (the "Company") to be held at the Oshkosh Hilton & Convention Center, 1 North Main Street,
    Oshkosh, Wisconsin at 10:00 a.m. on Friday, May 2, 1997, or at any adjournment thereof as follows, hereby revoking any proxy previously given.

        Shares represented by this proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL
    BE VOTED "FOR" THE NOMINEES.



                                           (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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